Exhibit 99.1
AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of the 12th day of March, 2008, by and between Mylan Inc., a Pennsylvania corporation formerly known as Mylan Laboratories Inc. (the “Company”), and Edward J. Borkowski (“Executive”).
     WHEREAS, the Company and Executive are party to that certain Executive Employment Agreement dated as of July 1, 2004, as amended by Amendment No. 1 thereto dated as of April 3, 2006 (the “Agreement”), pursuant to which the Company agreed to employ Executive, and Executive accepted such employment, as more particularly described in the Agreement (capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement); and
     WHEREAS, pursuant to Sections 9(e) and 14 of the Agreement, the Company and Executive desire to modify the Agreement, upon the terms and conditions set forth herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Pursuant to Section 9(e) of the Agreement, the parties hereby mutually agree to extend the Term of Employment until March 12, 2010. Further, the reference to “June 30, 2008” in Section 2 of the Agreement is hereby amended to read “March 12, 2010”.
     2. The first sentence of Section 4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Base Salary. As Executive’s base compensation for all services to be performed, Mylan shall pay Executive an annual salary of five hundred thousand dollars ($500,000), payable in accordance with Mylan’s normal payroll practices for its executive officers.”
     3. The second sentence of Section 9(a)(ii) is hereby amended and restated in its entirety to read as follows:
“‘Good Reason’ shall mean (a) a reduction of Executive’s Base Salary below the Base Salary stipulated in this Agreement, unless all other Chief officers of the Company (other than the CEO) are required to accept a similar reduction, or (b) the removal of Executive from the position of Chief Financial Officer.”
     4. Section 9(e) is hereby amended and restated in its entirety to read as follows:

“The term of employment may be extended or renewed upon mutual agreements of Executive and the Company. If the term of employment is not extended or renewed on terms mutually acceptable to Executive and Employment, and if this Agreement has not been sooner terminated for reasons stated in Section 9(a), (b), (c) or (d) of this Agreement, Executive shall be paid severance in an amount equal to his then-current Base Salary plus the Prior Bonus, and Executive’s health insurance benefits shall be continued for 12 months at the Company’s cost; provided, however, that in the case of health insurance continuation, the Company’s obligation to provide health insurance benefits shall end at such time as Executive, at his option, voluntarily obtains health insurance benefits. Notwithstanding the foregoing, in the event that by the second anniversary of the date hereof the Company has not made an offer to Executive for continued employment with the Company beyond such date on terms and conditions that are at least as favorable as those provided under this Agreement, Executive’s employment shall terminate as of such second anniversary, and the Executive shall be paid severance in an amount equal to one and one-half (1.5) times the sum of his then-current Base Salary plus Prior Bonus, and Executive’s health insurance benefits shall be continued for 18 months at the Company’s cost; provided, however, that in the case of health insurance continuation, the Company’s obligation to provide health insurance benefits shall end at such time as Executive, at his option, voluntarily obtains health insurance benefits.”
     5. (a) The parties acknowledge and agree that this Amendment is an integral part of the Agreement. Notwithstanding any provision of the Agreement to the contrary, in the event of any conflict between this Amendment and the Agreement or any part of either of them, the terms of this Amendment shall control.
          (b) Except as expressly set forth herein, the terms and conditions of the Agreement are and shall remain in full force and effect.
          (c) The Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the subject matter thereof and hereof.
          (d) This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Pennsylvania.
          (e) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

MYLAN INC.
By:	/s/ Robert J. Coury
Name:	Robert J. Coury
Title:	Vice Chairman and CEO

EXECUTIVE:
/s/ Edward J. Borkowski
Edward J. Borkowski

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